EXHIBIT 99.1
COMMONLY USED TERMS AND DEFINITIONS

Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko Petroleum Corporation to own three types of partnership interests in Western Gas Partners, LP and its subsidiaries (“WES”). For purposes of this Form 10-K, “WGP,” “we,” “us,” “our,” “Western Gas Equity Partners,” or like terms refers to Western Gas Equity Partners, LP in its individual capacity or to Western Gas Equity Partners, LP and its subsidiaries, including the general partner of WES, Western Gas Holdings, LLC, and WES, as the context requires. As generally used within the energy industry and in this Item 6 of Exhibit 99.1 to this Current Report on Form 8-K, the identified terms and definitions have the following meanings:
Affiliates: Subsidiaries of Anadarko, excluding us, and includes equity interests in Fort Union, White Cliffs, Rendezvous, the Mont Belvieu JV, TEP, TEG, and FRP.
Anadarko: Anadarko Petroleum Corporation and its subsidiaries, excluding us and WGP GP.
Anadarko-Operated Marcellus Interest: WES’s interest in the Larry’s Creek, Seely and Warrensville gas gathering systems.
Barrel or Bbl: 42 U.S. gallons measured at 60 degrees Fahrenheit.
Chipeta: Chipeta Processing, LLC.
DBJV system: The gathering system and related facilities located in the Delaware Basin in Loving, Ward, Winkler and Reeves Counties, Texas.
DBM: Delaware Basin Midstream, LLC.
Equity investment throughput: WES’s 14.81% share of average Fort Union throughput and 22% share of average Rendezvous throughput, but excludes throughput measured in barrels, consisting of WES’s 10% share of average White Cliffs throughput, 25% share of average Mont Belvieu JV throughput, 20% share of average TEP and TEG throughput and 33.33% share of average FRP throughput.
Fort Union: Fort Union Gas Gathering, LLC.
FRP: Front Range Pipeline LLC.
GAAP: Generally accepted accounting principles in the United States.
Initial assets: The assets and liabilities of Anadarko Gathering Company LLC, Pinnacle Gas Treating LLC and MIGC LLC, which Anadarko contributed to WES concurrently with the closing of WES’s IPO in May 2008.
IPO: Initial public offering.
MBbls/d: One thousand barrels per day.
MGR: Mountain Gas Resources, LLC.
MMcf/d: One million cubic feet per day.
Mont Belvieu JV: Enterprise EF78 LLC.
Natural gas liquid(s) or NGL(s): The combination of ethane, propane, normal butane, isobutane and natural gasolines that, when removed from natural gas, become liquid under various levels of higher pressure and lower temperature.
Non-Operated Marcellus Interest: WES’s interest in the Liberty and Rome gas gathering systems.
OTTCO: Overland Trail Transmission, LLC.

Rendezvous: Rendezvous Gas Services, LLC.
Springfield: Springfield Pipeline LLC.
Springfield gas gathering system: Springfield's 50.1% interest in the Springfield gas gathering system, which consists of gas gathering lines located in Dimmit, La Salle, Maverick and Webb Counties in South Texas.
Springfield oil gathering system: Springfield's 50.1% interest in the Springfield oil gathering system, which consists of oil gathering lines located in Dimmit, La Salle, Maverick and Webb Counties in South Texas.
Springfield system: Consists of the Springfield gas gathering system and Springfield oil gathering system.
TEFR Interests: The interests in TEP, TEG and FRP.
TEG: Texas Express Gathering LLC.
TEP: Texas Express Pipeline LLC.
WES: Western Gas Partners, LP.
WES GP: Western Gas Holdings, LLC, the general partner of WES.
WGP: Western Gas Equity Partners, LP.
WGP GP: Western Gas Equity Holdings, LLC, the general partner of WGP.
White Cliffs: White Cliffs Pipeline, LLC.

Item 6.  Selected Financial and Operating Data

The following Summary Financial Information table shows our selected financial and operating data, which are derived from our consolidated financial statements for the periods and as of the dates indicated. Our consolidated financial statements include the consolidated financial results of WES due to our 100% ownership interest in WES GP and WES GP’s control of WES. Our only cash-generating assets consist of our partnership interests in WES, and we currently have no independent operations.
The term “WES assets” refers to the assets indirectly owned, including the Springfield system, and interests accounted for under the equity method (see Note 9—Equity Investments in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K) by us through our partnership interests in WES as of December 31, 2015. Because we own and control WES GP and WGP GP is owned and controlled by Anadarko, each of WES’s acquisitions of WES assets from Anadarko has been considered a transfer of net assets between entities under common control. As such, WES assets acquired from Anadarko were initially recorded at Anadarko’s historic carrying value, which did not correlate to the total acquisition price paid by WES (see Note 2—Acquisitions and Divestitures in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K). Further, after an acquisition of WES assets from Anadarko, we, by virtue of our consolidation of WES, may be required to recast our financial statements to include the activities of such WES assets from date of common control. For those periods requiring recast, the consolidated financial statements for periods prior to the acquisition of WES assets from Anadarko, including the Springfield system, have been prepared from Anadarko’s historical cost-basis accounts and may not necessarily be indicative of the actual results of operations that would have occurred if WES had owned the WES assets during the periods reported. For ease of reference, we refer to the historical financial results of the WES assets prior to the acquisitions from Anadarko as being “our” historical financial results.

Acquisitions. The following table presents the acquisitions completed by WES since its inception, excluding the acquisition of Springfield in March 2016 (see below):

	Acquisition Date	Percentage Acquired	Affiliate or Third-party Acquisition
Initial assets (1)	05/14/2008	100%	Anadarko
Powder River assets (2)	12/19/2008	Various (2)	Anadarko
Chipeta	07/01/2009	51%	Anadarko
Granger	01/29/2010	100%	Anadarko
Wattenberg	08/02/2010	100%	Anadarko
White Cliffs (3)	09/28/2010	10%	Various (3)
Platte Valley	02/28/2011	100%	Third party
Bison	07/08/2011	100%	Anadarko
MGR	01/13/2012	100%	Anadarko
Chipeta (4)	08/01/2012	24%	Anadarko
Non-Operated Marcellus Interest	03/01/2013	33.75%	Anadarko
Anadarko-Operated Marcellus Interest	03/08/2013	33.75%	Third party
Mont Belvieu JV	06/05/2013	25%	Third party
OTTCO	09/03/2013	100%	Third party
TEFR Interests (5)	03/03/2014	Various (5)	Anadarko
DBM	11/25/2014	100%	Third party
DBJV system	03/02/2015	50%	Anadarko

(1)	Concurrently with the closing of WES’s IPO, Anadarko contributed the initial assets to WES.

(2)	WES acquired the Powder River assets, which included (i) the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% membership interest in Fort Union.

(3)	WES acquired a 10% interest in White Cliffs, which consisted of a 9.6% third-party interest and a 0.4% interest from Anadarko.

(4)	WES acquired Anadarko’s then-remaining 24% membership interest in Chipeta, receiving distributions related to the additional interest effective July 1, 2012.

(5)	WES acquired a 20% interest in each of TEG and TEP and a 33.33% interest in FRP.

In March 2016, WES acquired Anadarko’s 100% interest in Springfield. See Note 14—Subsequent Events in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K. Our consolidated financial statements include the combined financial results and operations for: (i) affiliate transactions for all periods presented, including Springfield, and (ii) third-party transactions since the acquisition date.

Divestitures. In July 2015, the Dew and Pinnacle systems in East Texas were sold to a third party.

The information in the following table should be read together with the information in the captions How WES Evaluates Its Operations, Items Affecting the Comparability of Financial Results, Results of Operations, and Key Performance Metrics under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K:

	Summary Financial Information
thousands except per-unit data and throughput	2015 (1)	2014 (1)	2013 (1)	2012 (1)	2011 (1)
Statement of Income Data (for the year ended):
Total revenues	$1,752,072	$1,533,377	$1,200,060	$998,031	$932,255
Operating income (loss)	154,182	551,481	321,907	227,711	271,011
Net income (loss)	11,098	453,489	284,679	141,821	191,561
Net income (loss) attributable to noncontrolling interests (2)	(154,409)	165,468	122,173	59,181	86,057
Net income (loss) attributable to Western Gas Equity Partners, LP	165,507	288,021	162,506	82,640	105,504
Limited partners’ interest in net income (loss) (3)	86,121	222,867	155,528	2,809
Net income (loss) per common unit (basic and diluted) (3)	0.39	1.02	0.71	0.01
Distributions per unit (4)	1.49125	1.12500	0.82125	0.03587
Balance Sheet Data (at year end):
Total assets	$7,320,050	$7,564,663	$5,351,789	$4,483,089	$3,340,941
Total long-term liabilities	3,164,387	2,713,413	1,669,777	1,383,129	1,338,414
Total equity and partners’ capital	3,920,098	4,567,946	3,434,669	2,865,295	1,804,759
Cash Flow Data (for the year ended):
Net cash flows provided by (used in):
Operating activities	$782,809	$690,662	$597,913	$348,884	$282,710
Investing activities	(500,277)	(2,740,175)	(1,858,912)	(1,633,408)	(569,732)
Financing activities	(250,051)	2,003,605	951,528	1,480,520	486,489
Capital expenditures	(637,503)	(804,822)	(851,771)	(913,834)	(266,402)
Throughput (MMcf/d except throughput measured in barrels):
Total throughput for natural gas assets	4,300	3,984	3,611	3,211	2,865
Throughput attributable to noncontrolling interests for natural gas assets	142	165	168	228	242
Total throughput attributable to Western Gas Partners, LP for natural gas assets (5)	4,158	3,819	3,443	2,983	2,623
Throughput (MBbls/d) for crude/NGL assets (6)	186	154	62	44	33

(1)
Financial information for the year ended December 31, 2015, has been recast to include the financial position and results attributable to the Springfield system, and the financial information for the years ended December 31, 2014, 2013, 2012 and 2011, has been recast to include the financial position and results attributable to the Springfield and DBJV systems. See Note 1—Summary of Significant Accounting Policies and Note 2—Acquisitions and Divestitures in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(2)
Represents the limited partner interest in WES held by other subsidiaries of Anadarko and the public and the noncontrolling interests in Chipeta that were held by Anadarko and a third-party member. Effective August 1, 2012, WES acquired Anadarko’s remaining interest in Chipeta, accounted for on a prospective basis. See Note 1—Summary of Significant Accounting Policies and Note 2—Acquisitions and Divestitures in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(3)
Includes financial results after our IPO on December 12, 2012, excluding pre-acquisition net (income) loss attributable to Anadarko as described in Note 1—Summary of Significant Accounting Policies and Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K. Results for the periods prior to our IPO are attributable to subsidiaries of Anadarko. Net income (loss) per common unit (basic and diluted) for the 20-day period beginning on the date our IPO closed through December 31, 2012, was calculated using the number of common units outstanding after the IPO.

(4)
On January 21, 2013, the Board of Directors of WGP GP declared a prorated quarterly distribution of $0.03587 per unit for the fourth quarter of 2012. The distribution was the first declared by WGP and corresponded to a quarterly distribution of $0.165 per unit, or $0.66 per unit on an annualized basis. The initial distribution was prorated for the 20-day period from the date of the closing of WGP’s IPO on December 12, 2012, through the end of the quarter.

(5)	Includes affiliate, third-party and equity investment throughput, excluding the noncontrolling interest owner’s proportionate share of throughput.

(6)
Represents total throughput measured in barrels consisting of throughput from WES’s Springfield oil gathering system, WES’s Chipeta NGL pipeline, WES’s 10% share of average White Cliffs throughput, 25% share of average Mont Belvieu JV throughput, 20% share of average TEG and TEP throughput and 33.33% share of average FRP throughput.

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